EXHIBIT 5

Keith E. Luchtel
Robert A. VanOrsdel
Richard J. Sapp
G. R. Neumann
Gregory P. Page
Randall G. Horstmann
Jay Eaton
Bradford L. Austin
Sara J. Sersland
Hayward L. Draper
Michael W. Thrall
Mark C. Dickinson
Gregory B. Wilcox
John F. Lorentzen
Rod Kubat
Steven J. Roy
Frank B. Harty
James C. Wine
Bruce W. Baker
Steven H. Lytle

Terry C. Hancock
Anthony A. Longnecker
Kevin H. Collins
Joseph A. Quinn
Wade H. Schut
Mark D. Aljets
G. Thomas Sullivan
Thomas H. Walton
Willard L. Boyd III
Jeffrey W. Courter
Hallie E. Still-Caris
David W. Benson
Brian J. Humke
Paula S. Dierenfeld
Coreen K. Sweeney
Antonio Colacino
Jill M. Stevenson
Angel A. West
Angela L. Watson Cook
Mary E. Funk

Randall D. Armentrout
Thomas M. Cunningham
Denise M. Mendt
Robert D. Andeweg
Debra L. Hulett
Mark A. Schultheis
John T. Clendenin
Neal K. Westin
Stephanie L. Marett
Stephanie G. Techau
Brad C. Epperly
Scott A. Sundstrom
Angela C. Brick
Benjamin P. Roach
Victoria A. Feilmeyer
Jason L. Giles
K. Dwayne Vande Krol
Kathleen K. Law
Mitchell R. Kunert
Michael J. Dayton

Matthew R. Eslick
David J. Bright
Stacey L. Hall
Kristina M. Stanger
Christian P. Walk
David T. Bower
Jay P. Syverson
Ryan G. Koopmans
Frances M. Haas
Jess W. Vilsack
Michael C. Joyce
Jonathan H.P. Foley
Neal A. Coleman
Reed S. Williams
Katie L. Graham
Colin C. Smith
Ryan W. Leemkuil
Amanda M. Atherton

REGISTERED PATENT ATTORNEYS
Glenn Johnson
Robert W. Hoke
Wendy K. Marsh
Ryan N. Carter
Sarah J. Gayer

OF COUNSEL
James B. West
Edgar F. Hansell
R. Craig Shives
L. R. Voigts*
Gerald J. Newbrough
Drew R. Tillotson*
Russell E. Schrage*
Roger L. Ferris
Luther L. Hill, Jr.*
Keri K. Farrell-Kolb
John W. Blyth

*Retired

March 14, 2013

EMC Insurance Group Inc.
717 Mulberry Street
Des Moines, IA  50309

Re:	2013 Employers Mutual Casualty Company Non-Employee Director Stock Purchase Plan (the "Plan")

Ladies and Gentlemen:

We have acted as counsel with respect to the Registration Statement on Form S-8 (the "Registration Statement") being filed by EMC Insurance Group Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 200,000 shares of Common Stock, $1.00 par value, of the Company (the "Shares") which have been reserved for issuance to non-employee directors of the Company and non-employee directors of Employers Mutual Casualty Company ("EMCC") under the terms of the Plan.

In rendering our opinion, we have examined and relied upon a copy of the Plan and the Registration Statement relating to the Plan.  We have also examined such records, documents and questions of law as we have considered relevant and necessary as a basis for this opinion.  As to maters of fact material to our opinion, we have with your agreement relied upon certificates of officers of the Company and EMCC.  We have assumed with your agreement the authenticity of all documents submitted to us as originals, the conformity with the original documents of any copies submitted to us for our examination and the authenticity of the original of any such copies.

MARK C. DICKINSON

Direct Number: (515) 283-3166 | Facsimile: (515) 283-3108 | E-Mail: mcd@nyemaster.com
700 Walnut, Suite 1600 | Des Moines, IA 50309-3899 | (515) 283-3100

Attorneys at Law | Offices in Des Moines, Ames and Cedar Rapids

www.nyemaster.com

EMC Insurance Group Inc.
March 14, 2013

Based on the foregoing, and subject to the foregoing qualifications and limitations, it is our opinion that the Shares, to the extent that the Shares are originally issued by the Company for the purpose of issuance to participants under the Plan, will be legally issued, fully paid and non-assessable when:  (i) the Registration Statement shall have become effective under the Securities Act; and (ii) the Shares shall have been duly issued and sold in accordance with the terms of the Plan, and assuming the Company and EMCC (as sponsor of the Plan) complete all actions and proceedings required on their part to be taken prior to issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of the required payment for the Shares.

We are admitted to the Bar of the State of Iowa, and express no opinion herein as to the laws of any other jurisdiction, including the laws of the United States of America.

Except as expressly set forth herein, we express no opinion, and no opinion is implied or may be inferred, in connection with the Registration Statement, the Plan or the issuance of the Shares.  Without limiting the generality of the foregoing, we express no opinion with respect to the securities or blue sky laws of the State of Iowa or any other jurisdiction.

The undersigned law firm also hereby consents to the filing of this opinion as an Exhibit to the Registration Statement and to the use of its name in the Registration Statement.

Very truly yours,

Nyemaster Goode, P.C.

By:	/s/ Mark C. Dickinson
Mark C. Dickinson